EXHIBIT 10.16(b)
                                                     FORM 10-K
                                  YEAR ENDED DECEMBER 31, 2002



                              AMENDMENT NO. 2

                                    TO

                        LOAN AND SECURITY AGREEMENT


     THIS AMENDMENT NO. 2 (this "Amendment") is entered into as of January 9, 2003, by and among BUCYRUS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware ("Bucyrus"), MINSERCO, INC., a corporation organized under the laws of the State of Delaware ("Minserco") and BOONVILLE MINING SERVICES, INC., a corporation organized under the laws of the State of Delaware ("Boonville"), (Bucyrus, Minserco and Boonville, each a "Borrower" and collectively, the "Borrowers"), BUCYRUS CANADA LIMITED, a corporation organized under the laws of the Province of Ontario ("Bucyrus Canada"), BUCYRUS HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware ("Holdings"), (Holdings and, Bucyrus Canada, each a "Guarantor" and collectively, the "Guarantors"), the financial institutions which are now or which hereafter become a party hereto (each a "Lender" and collectively, the "Lenders"), GMAC BUSINESS CREDIT, LLC, a limited liability company organized under the laws of the State of Delaware ("GMACBC"), as agent for Lenders (GMACBC, in such capacity, the "Agent") and BANK ONE, WISCONSIN ("BOW"), as syndication agent for Lenders (BOW, in such capacity, the "Syndication Agent").

                                BACKGROUND

     Borrowers, Guarantors, Agent, Syndication Agent and Lenders are parties to a Loan and Security Agreement dated as of March 7, 2002 (as amended by Amendment No. 1 to Loan and Security Agreement dated as of December 31, 2002 and as hereafter amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.

     Borrowers have requested Agent and Lenders (a) to extend the Original Term of the Loan Agreement from February 4, 2003 to January 8, 2005, and (b) restate the financial covenants, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is amended as follows:

          (a) Section 1.2 of the Loan Agreement is amended by inserting the following defined terms in their appropriate alphabetical order:

               "Amendment 2" shall mean Amendment No. 2 to this Agreement dated as of January 9, 2003.

               "Amendment 2 Closing Date" shall mean the date upon which all of the conditions precedent to the effectiveness to Amendment 2 have been satisfied.

               "Excess Cash Flow" of Loan Parties on a Consolidated Basis for any fiscal period shall mean (a) EBITDA for such period minus (b) the sum of (i) reductions to the Supplemental Amount (other than the reductions pursuant to Section 2.13(b)), (ii) Senior Debt Payments, (iii) federal, state, provincial and local taxes paid in cash, (iv) principal payments made by Foreign Subsidiaries to third parties which are not Affiliates or Subsidiaries of any Loan Party with respect to Indebtedness for Money Borrowed and (v) non-financed Capital Expenditures (which shall include any Capital Expenditures to the extent financed by utilization of Advances).

          (b) The following defined terms in Section 1.2 are amended in their entirety to provide as follows:

               "Fee Letter" shall mean, severally and collectively, (a) the fee letter dated the Closing Date between Loan Parties and GMACBC in connection with this Agreement, as amended and restated on the Amendment 2 Closing Date, and (b) each fee letter dated the Amendment 2 Closing Date between Loan Parties and each of the other Lenders then party to this Agreement.

               "Maximum Revolving Advance Amount" shall mean the greater of
               (a) $76,000,000 (inclusive of outstanding Swingline Loans), minus a sum equal to (i) all scheduled reductions in the Supplemental Amount after September 30, 2003, plus (ii) all reductions in the Supplemental Amount pursuant to
               Section 2.13 hereof, and (b) $65,000,000.

               "Senior Debt Payments" shall mean and include all cash actually expended by Loan Parties on a Consolidated Basis to make (a) interest payments on any Advances hereunder, plus,
               (b) the payments for all fees, commissions and charges set forth herein and with respect to any Advances to the extent not otherwise deducted in the calculation of net income (or loss), plus (c) Capital Lease payments, plus (d) payments with respect to any other Indebtedness for Money Borrowed, including, without limitation (x) the Senior Unsecured Debt and (y) interest and accrued fees on Indebtedness of Bucyrus Canada and Foreign Subsidiaries.

               "Supplemental Amount" shall mean, as of the Amendment 2 Closing Date, $15,500,000; provided, however, that the Supplemental Amount shall be permanently reduced (but to an amount not less than $0) (a) by $1,500,000 on the last day of each calendar quarter commencing March 31, 2003 and (b) as required pursuant to Section 2.13 hereof."

          (c) The last sentence of Section 2.1(a) of the Loan Agreement is amended and restated as follows:

               "The Revolving Advances shall be evidenced by one or more secured promissory notes (as amended, modified, or amended and restated from time to time, individually and collectively, the "Revolving Credit Note") initially, substantially in the form attached hereto as Exhibit 2.1(a), as of the Amendment 2 Closing Date, substantially in the form attached to Amendment 2 as Exhibit 2.1(a) thereto, and thereafter as amended, modified or amended and restated from time to time."

          (d) Section 2.13 of the Loan Agreement is amended by adding a subsection designation "(a)" immediately after the section numeric designation "2.13" and by adding the following subsection "(b)" at the end thereof:

                         "(b) Borrowers shall reduce the Supplemental
               Amount in an amount equal to 50% of Excess Cash Flow for each fiscal year commencing on or after January 1, 2003, in each case payable upon delivery of the financial statements to Agent referred to in and required by Section 9.7 for the fiscal year then ended but in any event not later than the date upon which such financial statements are required to be delivered pursuant to Section 9.7, which amount shall be applied to permanently reduce the Supplemental Amount (in addition to the scheduled quarterly reductions of the Supplemental Amount). In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Agent upon which calculation the reduction required by this Section 2.13(b) shall occur, subject to adjustment when the financial statements are delivered to Agent as required hereby. The calculation made by Agent shall not be deemed a waiver of any rights Agent or Lenders may have as a result of the failure by Loan Parties to deliver such financial statements."

          (e) Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "3.4.   Fees.  Borrowers shall pay to Agent and each of the
               Lenders, for their own respective accounts, all fees and other amounts set forth in each Fee Letter, when and as due in accordance with the terms thereof, respectively."

          (f) Section 5.8(d) of the Loan Agreement is hereby amended by deleting the reference to "Schedule 5.8(d)" in the second sentence of such
Section 5.8(d) and by substituting therefor a reference to "Schedule
5.8(d)-1".

          (g) Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                         (a)  EBITDA.  Maintain EBITDA for the Loan
               Parties on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective fiscal periods set forth below ending on the last day of such fiscal quarter in an amount not less than the amount set forth below:

               Four Fiscal Quarters Ending
               With Fiscal Quarter Ending         Minimum EBITDA

               December 31, 2002                  $24,000,000

               March 31, 2003                     $24,000,000

               June 30, 2003                      $24,000,000

               September 30, 2003                 $24,000,000

               December 31, 2003                  $25,000,000

               March 31, 2004                     $25,000,000

               June 30, 2004                      $26,000,000

               September 30, 2004                 $26,500,000

               December 31, 2004                  $26,500,000

                         (b) Leverage Ratio. Maintain a Leverage Ratio for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective periods set forth below of not greater than the ratios set forth below:

               Four Fiscal Quarters Ending
               with Fiscal Quarter Ending    Leverage Ratio

               December 31, 2002             5.75:1.0

               March 31, 2003                5.75:1.0

               June 30, 2003                 5.75:1.0

               September 30, 2003            5.50:1.0

               December 31, 2003             5.25:1.0

               March 31, 2004                5.00:1.0

               June 30, 2004                 5.00:1.0

               September 30, 2004            4.75:1.0

               December 31, 2004             4.75:1.0

                         (c) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective periods set forth below of not less than the ratios set forth below:

               Four Fiscal Quarters Ending
               with Fiscal Quarter Ending    Fixed Charge Coverage Ratio

               December 31, 2002             1.05:1.0

               March 31, 2003                1.05:1.0

               June 30, 2003                 1.05:1.0

               September 30, 2003            1.05:1.0

               December 31, 2003             1.05:1.0

               March 31, 2004                1.05:1.0

               June 30, 2004                 1.05:1.0

               September 30, 2004            1.10:1.0

               December 31, 2004             1.10:1.0

          (h) Section 7.6 of the Loan Agreement is amended and restated in its entirety as follows:

               7.6 Capital Expenditures. Contract for, purchase or make any Capital Expenditures as of the end of each fiscal quarter set forth below for the respective fiscal periods set forth below ending on the last day of such fiscal quarter in an aggregate amount in excess of the amounts set forth below:

               Four Fiscal Quarters Ending
               With Fiscal Quarter Ending         Capital Expenditure

               December 31, 2002                  $4,800,000

               December 31, 2003                  $4,800,000

               December 31, 2004                  $4,800,000

          (i) Section 13.1 of the Loan Agreement is amended by deleting "February 4, 2003" and inserting "January 8, 2005" in its place and stead.

          (j)  Schedule 5.8(d)-1 to this Amendment is hereby added as
Schedule 5.8(d)-1 to the Loan Agreement.

     3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent, each of which shall be in form and substance reasonably satisfactory to Agent and its counsel:

          (a) Agent shall have received six (6) copies of this Amendment duly executed by Borrowers, Guarantors and Lenders;

          (b) Agent and each Lender shall have received its respective Fee Letter, duly executed by Borrowers and Guarantors, and all payments thereunder due on the Amendment 2 Closing Date shall have been made;

          (c) Borrowers shall have executed and delivered to Agent for the benefit of each of the Lenders an Amended and Restated Revolving Credit Note in the form annexed hereto as Exhibit 2.1(a), each properly completed with respect to the applicable amount and payee of each Lender;

          (d) Borrowers and Guarantors shall have executed and delivered to Agent a letter containing, inter alia, Borrowers' and Guarantors' agreement to hereafter effectuate pricing or structural changes to the Agreement if Agent determines that such changes are reasonably required in order to ensure the successful further syndication of the credit facility established under the Agreement on terms that are acceptable to Agent; and

          (e) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel relating to the transactions contemplated in this Amendment.

     4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

          (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their respective terms.

          (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

          (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.

     5.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     9. Repayment of Certain Lenders. Upon the effectiveness of this Amendment, (a) the Lenders shall have the Commitment Percentages set forth on the signature pages hereto which reflect the repayment of all Obligations under the Loan Agreement owing to The Bank of Nova Scotia, Fleet Capital Corporation and Bank of Scotland (collectively, the "Repaid Lenders") and (b) the Repaid Lenders shall no longer be Lenders under the Loan Agreement.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                           BUCYRUS INTERNATIONAL, INC.


                           By:  /s/C. R. Mackus
                           Name:  C. R. Mackus
                           Title:  Vice President-Finance and Secretary


                           MINSERCO, INC.


                           By:  /s/C. R. Mackus
                           Name:  C. R. Mackus
                           Title:  Vice President-Finance, Secretary
                                   and Assistant Treasurer


                           BOONVILLE MINING SERVICES, INC.


                           By:  /s/C. R. Mackus
                           Name:  C. R. Mackus
                           Title:  Vice President-Finance, Treasurer
                                   and Secretary


                           BUCYRUS CANADA LIMITED
                           (as Guarantor)


                           By:  /s/C. R. Mackus
                           Name:  C. R. Mackus
                           Title:  Vice President and Treasurer


                           BUCYRUS HOLDINGS, LLC
                           (as Guarantor)


                           By:  /s/ Kim A. Marvin
                           Name:  Kim A. Marvin
                           Title:


                           GMAC BUSINESS CREDIT, LLC, as a Lender
                           and as Agent


                           By:  /s/Frank A. Chiovari
                           Name:  Frank A. Chiovari
                           Title:  Director
                           Commitment:  $35,000,000
                           Commitment Percentage:  46.0527%


                           BANK ONE, WISCONSIN


                           By:  /s/Mark P. Bruss
                           Name:  Mark P. Bruss
                           Title:  1st Vice President
                           Commitment:  $20,000,000
                           Commitment Percentage:  26.3158%


                           MARINE BANK


                           By:  /s/William E. Shaw
                           Name:  William E. Shaw
                           Title:  Senior Vice President
                           Commitment:  $6,000,000
                           Commitment Percentage:  7.8947%


                           LASALLE BANK NATIONAL ASSOCIATION


                           By:  /s/D. Marinovic
                           Name:  Dusko Marinovic
                           Title:  Assistant Vice President
                           Commitment:  $15,000,000
                           Commitment Percentage:  19.7368%





                           Schedule 5.8(d)-1 to Amendment No. 2



                             SCHEDULE 5.8(d)-1



                         Certain Plan Information



See NOTE I - PENSION AND RETIREMENT PLANS to the consolidated financial statements of Bucyrus International, Inc. included in Bucyrus International, Inc.'s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2001.